EXHIBIT 10.4

CHANGE ORDER FORM

PROJECT NAME: 42-inch Sabine Pass Pipeline Project

COMPANY: Cheniere Sabine Pass Pipeline Company

CONTRACTOR: Willbros Engineers, Inc.

CHANGE ORDER NUMBER: CO-017

DATE OF CHANGE ORDER: May 12, 2008

DATE OF AGREEMENT: February 1, 2006

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

This change order is for accounting purposes to move the charges associated with an electrical cable relocation at Duck Blind road from CO-010 to CO-017. At Cheniere’s direction, Willbros made payments directly to Jeff Davis Electric Coop in the amounts shown on the attached Willbros invoices. Jeff Davis services and the amounts paid were outside Willbros’ construction scope of work covered by CO-010. Originally, Jeff Davis invoices were handled as a provisional amount associated with engineering in CO-010.

Adjustment to price under the Agreement:

The original Guaranteed Maximum Price was	$67,670,200
Net change by previously authorized Change Orders #1 - 16	$2,510,650
The Guaranteed Maximum Price prior to the Change Order was	$70,180,850
The Guaranteed Maximum Price will be (increased) (decreased) (unchanged) by this Change Order in the amount of	$100,827
The new Guaranteed Maximum Price including this Change Order will be	$70,281,677

Adjustment to dates:

The Preparation and Material Receipt Commencement Date will be (increased) (decreased) (unchanged) by 0 calendar days and as a result of this Change Order is now:	January 1, 2007
The Construction Commencement Date will be (increased) (decreased) (unchanged) by 0 calendar days and as a result of this Change Order is now:	April 1, 2007
The Scheduled Mechanical Completion Date will be (increased) (decreased) (unchanged) by 0 calendar days and as a result of this Change Order is now:	March 20, 2008

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Other impacts to liability or obligation of Willbros or Cheniere under the Agreement: None

Upon execution of this Change Order by Cheniere and Willbros, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Cheniere’s Authorized Representative and Willbros’ Authorized Representative.

CHENIERE SABINE PASS PIPELINE COMPANY

Name	/s/ R. Keith Teague
Cheniere’s Authorized Representative

Title	President

Date of Signing	5/22/08

WILLBROS ENGINEERS, INC.

Name	/s/ Curtis E. Simkin
Willbros’ Authorized Representative
Curtis E. Simkin

Title	President

Date of Signing	6/9/08

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